SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)             May 26, 2006

DENDRITE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

New Jersey	001-16379	22-2786386
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1405 U.S. Highway 206, Bedminster, New Jersey	07921
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code     (908) 443-2000

              Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement

The disclosure set forth below under “Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers” relating to the employment agreement with Ronald W. Pearce is incorporated into this Item 1.01.

Item 5.02       Departure of Directors or Principal Officers; Election of Directors;
                        Appointment of Principal Officers

(b)        On May 26, 2006 Dendrite International, Inc. (the “Company”) determined that in connection with his assuming finance and operations responsibilities for the Company's Marketing Solutions Division, Brent Cosgrove, will cease serving as the Company’s principal accounting officer and Corporate Controller effective June 26, 2006.

(c)        On May 26, 2006 the Company appointed Ronald W. Pearce as the Company’s new principal accounting officer, and to serve as Vice President and Corporate Controller, effective June 26, 2006.

Mr. Pearce, age 42, has served in various capacities of increasing responsibility in finance and financial reporting for the Celanese Corporation and related entities since 1990.  From 1999 until joining the Company, he served as Director, Financial Reporting.  Prior to Celanese, Mr. Pearce served as a Senior Associate at Coopers & Lybrand.

In connection with his appointment, on May 26, 2006, the Company and Mr. Pearce entered into an employment agreement (the “Agreement”).  Under the Agreement, the Company will provide the following:   (1)  base salary of two hundred thousand dollars ($200,000) per annum; (2) annual discretionary bonus potential with an initial target of not less than sixty thousand dollars ($60,000), $15,000 of which is guaranteed for 2006; and (3) subject to the approval of the Board of Directors and the execution of a definitive option agreement, options to purchase twenty-five thousand (25,000) shares of the Company’s common stock pursuant to the terms and conditions of the Company’s New Hire Authorization, to be granted at a grant price equal to the closing price of the Company’s common stock on the trading day immediately preceding the date of grant, which shall vest as follows: (i) twenty-five percent on the one year anniversary of the date of grant and (ii) the remaining seventy-five percent on a pro rata monthly basis commencing on the one year anniversary of the date of grant and ending on the four year anniversary of the date of grant.

In the event Mr. Pearce, within one year following a Change in Control (as defined in the Agreement), (i) is terminated by the Company other than for Cause (as defined in the Agreement), death or Disability (as defined in the Agreement), or (ii) terminates his employment for Good Reason (as defined in the Agreement), he will receive payment of base salary through his date of termination and severance pay, conditioned upon his signing a separation agreement including a general release in favor of the Company, equal to twelve months base salary plus annual target bonus payable over the twelve month period.  Mr. Pearce would also be entitled to COBRA coverage at a cost to him equal to the amount paid by Company employees for equivalent coverage under the Company’s group health plan over the twelve month period he receives severance pay.

Mr. Pearce will also receive other benefits to the same extent and same cost as may be provided to other Company employees in accordance with Company policies then in effect and subject to the terms and conditions of such benefit plans.  Mr. Pearce is subject to restrictive covenants regarding confidentiality, non-competition, non-solicitation and non-disparagement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENDRITE INTERNATIONAL, INC.

Dated: June 2, 2006	By:	/s/ CHRISTINE A. PELLIZZARI
	Name:	Christine A. Pellizzari
	Title:	Senior Vice President, General Counsel
and Secretary